Exhibit 99.1

PLX Technology Closes Acquisition of Oxford Semiconductor

Completion of Acquisition Blends Two Worldwide Market Leaders in
Interconnect, Consumer-Focused I/O Technology

Sunnyvale, Calif. – January 5, 2009 – PLX Technology, Inc. [NASDAQ: PLXT], a leading global supplier of PCI Express® (PCIe®) switch and bridge silicon, today announced it has closed its acquisition of Oxford Semiconductor, Inc., a privately held fabless provider of industry-leading silicon and software for the consumer and small office/home office (SOHO) storage markets, on January 2, 2009.

"We're pleased with the speed and efficiency of the acquisition's completion, as it will expedite our providing both PLX's and Oxford's worldwide customer bases with a broad, cohesive array of market-leading interconnect and consumer-focused I/O solutions," said Ralph Schmitt, CEO at PLX. "We're looking forward to those customers and our shareholders realizing the long-term benefits of PLX and Oxford becoming a single entity."

Established in 1992, Oxford Semiconductor has been providing reliable, high-performance silicon and software solutions to interconnect digital systems, including PCIe, USB, FireWire, Ethernet, SATA and eSATA. Oxford's unaudited revenues for the first nine months of 2008 were $29 million. Oxford's corporate headquarters are located in Milpitas, California, with most of its employees based in Oxford's design center in Abingdon, United Kingdom.

PLX Technology has acquired all of the outstanding shares of capital stock of Oxford Semiconductor in exchange for 5,600,000 shares of common stock of PLX, and a promissory note in the aggregate principal amount of $14,200,000 that will be satisfied by either the issuance of an additional 3,400,000 shares of common stock of PLX upon approval of the PLX stockholders, or the repayment of the principal amount of the note by June 30, 2009, if such stockholder approval is not obtained. PLX intends to hold a special meeting of stockholders to vote upon the issuance of PLX shares in satisfaction of the note.

About PLX

PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the world's leading supplier of PCI Express and other standard I/O interconnect semiconductors to the communications, server, storage, embedded-control and consumer markets. The company provides a competitive advantage through an integrated combination of experience, high-performance silicon, hardware and software design tools, and global partnerships. These innovative solutions enable its customers to develop equipment with industry-leading performance, scalability and reliability that allows them to bring designs to market faster.

About Oxford

Whether transferring data from a consumer product to a storage device or backing-up and protecting data, Oxford Semiconductor is at the very heart of secure, reliable, robust storage systems for today's connected digital lifestyle. Established in 1992, the company provides a broad range of semiconductor hardware and software solutions that enable seamless device-to-device interconnectivity. Headquartered in California's Silicon Valley, the company has design centers in Abingdon, UK, and Singapore, as well as sales support offices worldwide. For more information visit www.oxsemi.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the future synergies between PLX and Oxford, the creation of products that combine the intellectual property and industry knowledge of Oxford and PLX, the convergence of PLX's business and Oxford's business, and the calling of a special meeting of the stockholders of PLX. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as unanticipated changes in technology trends, difficulties in integrating Oxford's business with PLX's business, adverse economic conditions in general or those specifically affecting PLX's or Oxford's markets, technical difficulties and delays in the development process. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX Technology and the PLX Technology logo are registered trademarks of PLX Technology, Inc. All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies. Other names and brands may be claimed as the property of others.

Editorial contact:                                                                                                                                          Company contact:
Jerry Steach                                                                                                                                                 Arthur O Whipple, CFO
CommonGround Communications (for PLX)                                                                                         PLX Technology, Inc.
Tel: 415.222.9996                                                                                                                                       Tel: 408.774.9060
jsteach@plxtech.com                                                                                                                                   investor-relations@plxtech.com